                       THIRD AMENDMENT TO LEASE AGREEMENT



         THIS THIRD AMENDMENT TO LEASE AGREEMENT (this "Amendment") is entered into as of this ___ day of March, 2000, by and between (i) HPT SUITE PROPERTIES TRUST, a Maryland real estate investment trust, as landlord ("Landlord") and
(ii) SUITE TENANT, INC., a Tennessee corporation, as tenant ("Tenant").

                               W I T N E S S E TH:

         WHEREAS, pursuant to a Lease Agreement, dated as of November 19, 1997 (the "Lease"), Landlord leased certain property to Tenant and Tenant leased certain property from Landlord, subject to and upon the terms and conditions set forth in the Lease; and

         WHEREAS, the parties hereto wish to amend certain provisions of the Lease Agreement as hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. The Lease Agreement is hereby amended by deleting the Exhibit A Property Description for Albuquerque, NM attached thereto and substituting therefor the Exhibit A Property Description for Albuquerque, NM attached hereto.

         2. Landlord represents and warrants that no Landlord Default, as defined under Section 14.2 of the Lease, has occurred or is continuing under the Lease and Tenant represents and warrants that no Default or Event of Default has occurred or is continuing under the Lease.

         3. As amended hereby, the Lease Agreement is and shall remain in full force and effect in accordance with its terms and provisions.

         4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS HEREOF, the parties hereto have executed this Amendment under seal as of the date above first written.

                                                 HPT SUITE PROPERTIES TRUST


                                                 By:____________________________
                                                            Its (Vice) President


                                                 SUITE TENANT, INC.


                                                 By:____________________________
                                                            Its (Vice) President



ACKNOWLEDGED AND AGREED:

GUARANTOR:

SHOLODGE, INC.


By:_____________________________
         Its:_______________________

                                    Exhibit A

                                  The Premises

                              [See attached copy.]

                                LEGAL DESCRIPTION
                                       A-1

         Tract A-1 as shown on Plat Tracts A-1 & A-2 (Formerly Tract A), Sandia Foundation-A.M.A.F.C.A. Subdivision, Section 10, Township 10 North, Range 3 East, N.M.P.M. Albuquerque, Bernalillo County, New Mexico, said plat being filed in the office of the County Clerk of Bernalillo County, New Mexico on August 26, 1999 in Book 99C, Page 247.

         Subject to and together with all easements and other matters shown on the plat.